Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-8 No. 333-273889) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Talis Biomedical Corporation,
•
Registration Statement (Form S-8 No. 333-266470) pertaining to the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Talis Biomedical Corporation,
•
Registration Statement (Form S-8 No. 333-253218) pertaining to the 2013 Equity Incentive Plan, the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Talis Biomedical Corporation, and
•
Registration Statement (Form S-8 No. 333-261267) pertaining to the 2021 Inducement Plan of Talis Biomedical Corporation,

of our report dated March 28, 2024, with respect to the financial statements of Talis Biomedical Corporation included in this Annual Report (Form 10-K) of Talis Biomedical Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Chicago, Illinois

March 28, 2024